Exhibit 12.2
Certification by the Principal Executive Officer pursuant
to Securities Exchange Act Rules 13a-14(a) and 15d-14(a)
as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
I, Frederic Lombard, certify that:
1.I have reviewed this annual report on Form 20-F of Innate Pharma S.A. (the “Company”);
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: April 20, 2023

Name:	/s/ Frederic Lombard
Title:	Chief Financial Officer (Principal Financial Officer)